Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Feb 28, 2001
Payment Date	Mar 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.568750%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2001	Feb 15, 2001	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	157,162,346	30,235,914	39,306,689	28,724,119	21,165,140	25,764,936
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.693750%	5.818750%	5.918750%	6.218750%	6.568750%
Interest/Yield Payable on the Principal Balance	695,989	136,839	180,947	138,933	108,133
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	695,989	136,839	180,947	138,933	108,133
Interest/Yield Paid	695,989	136,839	180,947	138,933	108,133

Summary

Beginning Security Balance	157,162,346	30,235,914	39,306,689	28,724,119	21,165,140	25,764,936
Beginning Adjusted Balance	157,162,346	30,235,914	39,306,689	28,724,119	21,165,140
Principal Paid	3,457,572	665,190	864,747	631,931	465,633	629,820
Ending Security Balance	153,704,774	29,570,724	38,441,941	28,092,188	20,699,507	25,198,107
Ending Adjusted Balance	153,704,774	29,570,724	38,441,941	28,092,188	20,699,507
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	153,767,766	29,570,724	38,441,941	28,092,188	20,699,507
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,986,939
Ending OC Amount as Holdback Amount						16,888,475
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.9539324	$2.8508023	$2.8997957	$3.0467759	$3.2182527
Principal Paid per $1000	$4.7389962	$13.8581275	$13.8581274	$13.8581274	$13.8581274